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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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SUBSIDIARY                                                                                  JURISDICTION OF INCORPORATION
----------                                                                                  -----------------------------

Multiple Zones India Private Ltd. (80% owned by Multiple Zones Mauritius Ltd., a holding company wholly owned by Multiple Zones International, Inc.) ............................. India
touchMarketing.com.....................................................................................USA
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